Exhibit 1.3

13 April 2004

The Directors
China Telecom Corporation Limited
31 Jinrong Street
Beijing 100032
The PRC

Dear Sirs,

We consent to the incorporation by reference of our opinion and the reference to our name, in the registration statement (No. 333-113181) on Form F-3, which opinion and reference to our name appear in the Shareholder Circular, dated April 13, 2004 filed on Form 6-K of China Telecom Corporation Limited.

Yours faithfully
For and on behalf of
Chesterton Petty Limited

Charles C K Chan
MSc FRICS FHKIS MCIArb RPS (GP)
Executive Director